Exhibit 23.12

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2011 relating to the financial statements and financial statement and financial statement schedule, which appear in Louisville Gas and Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
March 28, 2012